Exhibit 99.1

AWH Reports Third Quarter 2026 Financial Results
Net revenue grew 4.2% year-over-year and 3.1% sequentially to $130.0 million in Q3 2026
Generated Adjusted EBITDA1 of $31.1 million and Adjusted EBITDA Margin1 of 23.9%, as revenue growth drove operating leverage
Ended Q3 with 56 stores and has since exceeded year-end target of 60, with 61 locations now open2
Positive cash flow from operations of $5.4 million, after the $19.1 million semi-annual interest payment
NEW YORK, November 12, 2026 – Ascend Wellness Holdings, Inc. (“AWH,” “Ascend,” or the “Company”) (CSE: AAWH-U.CN) (OTCQX:AAWH), a multi-state, vertically integrated cannabis operator and consumer packaged goods company, today reported its financial results for the quarter ended September 30, 2026 (“Q3 2026”). Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”), and all currency is in U.S. dollars.
Q3 2026 Financial Highlights
•Net revenue was $130.0 million compared to $126.1 million in the second quarter of 2026 (“Q2 2026”), an increase of 3.1% sequentially and 4.2% year-over-year.
◦Retail revenue was $97.8 million compared to $92.7 million in Q2 2026, an increase of 5.5% sequentially, and represented 75.2% of total net revenue, up from 73.5%.
◦Wholesale revenue was $32.2 million compared to $33.4 million in Q2 2026.
•Adjusted Gross Profit Margin1 of 48.4% of revenue compared to 46.2% in Q2 2026.
•Adjusted EBITDA1 was $31.1 million compared to $29.1 million in Q2 2026, representing an Adjusted EBITDA Margin1 of 23.9%.
•Net cash provided by operating activities was $5.4 million, inclusive of the Company’s $19.1 million semi-annual interest payment, compared to net cash used in operating activities of $2.0 million in the third quarter of 2025 (“Q3 2025”).
•Cash and cash equivalents of $63.6 million as of September 30, 2026.
Q3 2026 Business and Operational Highlights
•Reached 56 retail stores in Q3 2026, including partner owned and operated locations.
•Increased total retail transactions by 6.0% sequentially and 14.9% year-over-year to approximately 1.7 million, the most of any quarter in the Company’s history.
◦Transactions across the Company’s New Jersey locations, including partners, increased 18% sequentially and 37% year-over-year.

•Maintained its position as the number two brand house by both sales and units across the Company’s core markets of Illinois, New Jersey, and Massachusetts, on a combined basis, according to BDSA3.
◦Ozone held the number three position in dollar share and number one in units across those markets, and the Company’s share in New Jersey increased approximately 14% sequentially.
•Launched 103 new products in Q3 2026, including the new Ozone Signature premium flower lineup.
•Drove new customer growth and deepened engagement across the Company’s network:
◦New customer traffic increased 19% sequentially across retail footprint;
◦Loyalty members accounted for more than 86% of transactions during the quarter, and approximately 32% of new customers enrolled in Ascend’s loyalty program; and
◦Pay by bank adoption (Ascend Pay) reached 11.4% of transactions in Q3 2026.
•Received stockholder approval for a reverse stock split of the Company’s Class A common shares. This approval, voted on at a special meeting on August 28, 2026, gives the Company’s board of directors flexibility to set the ratio and timing of the split. The Company intends to use it to support a potential listing on a major U.S. exchange, subject to regulatory developments, including broader cannabis rescheduling.
Recent Developments
•Opened five new dispensaries across core markets, including partner owned and operated locations, bringing the total retail footprint to 61 stores and exceeding the year-end target of 60 ahead of schedule. New openings include:
◦Ascend of Evesham in Marlton, New Jersey, which the Company owns and operates with a social equity partner. Two additional partner stores in the Company’s New Jersey pipeline are expected to open in early 2027, subject to regulatory timing.
◦Ascend Lewis Center, Ohio, the Company’s seventh store in the state.
◦A partner-owned and operated dispensary opened in Plano, Illinois in November, bringing the Company’s retail footprint in the state to 17 locations, including partners.
◦Two dispensaries in Worcester and Shrewsbury, Massachusetts, which the Company began operating in October under a consulting agreement pending regulatory approval to close the acquisition. Upon closing, Ascend will gain a vertically integrated medical license, which it expects to extend to all of its Massachusetts stores and its Athol cultivation facility, allowing each of its stores in the state to serve medical patients.

•Expanded retail footprint from 39 to 61 stores2 since August 2024, a net increase of approximately 60% in just over two years, driven by the Company’s retail densification strategy.
•Debuted Effin’ Tabs, a line of precision-dosed THC tablets and a new format for the brand, in New Jersey, Massachusetts, and Illinois.
•Closed $11 million in non-dilutive mortgage loans with CF Bank, secured by five Company-owned properties in Illinois, Maryland, and Massachusetts. The loans carry an 8.5% annual interest rate and mature in October 2031, and the Company intends to use the proceeds to support retail expansion and pursue accretive acquisition opportunities.
•Entered into a capital-light brand licensing agreement with Atlantic Cultivation, a Canadian craft cannabis producer. Through this arrangement, select products from two of the Company’s flagship brands, High Wired infused pre-rolls and Ozone Liquid Diamonds vapes, are expected to reach Canadian shelves in the first quarter of 2027.
Management Commentary
“Our growth strategy continues to drive results across the business, and that momentum carried through a strong third quarter as we delivered on the goals we set,” said Sam Brill, CEO & Director of AWH. “Net revenue returned to year-over-year growth despite continued pricing headwinds, and retail sales grew as a share of total revenue. Since quarter end, we also exceeded our year-end target of 60 stores ahead of schedule. That is a milestone, not a finish line, and we see ample room to keep growing our retail footprint through our densification strategy. On the brand side, Ascend remains the number two brand house across Illinois, New Jersey, and Massachusetts, combined, and we recently signed a licensing agreement to bring our brands to Canada, our first market outside of the U.S. and one of the most sophisticated and competitive cannabis markets in the world.”
Frank Perullo, Founder, President & Director of AWH, added, “Sustained investment in our operations has meaningfully improved product quality across our portfolio, and it is showing up in our market share and in our revenue per gram. Each new retail door extends our consumer reach, strengthens our brands and market share positioning, and adds additional operating leverage by driving more vertical sales. All of that supports consistent cash flow generation, which remains a core goal for us in both the near term and the long term.”
“Scale and profitability are moving together, and our focus on cash discipline is showing up in the results,” said Roman Nemchenko, Chief Financial Officer. “We generated $5.4 million of cash flow from operations in the third quarter while also funding our $19.1 million semi-annual interest payment, a $7.4 million improvement from the third quarter of last year. Lean working capital, continuous cost management, and driving more sales through our retail channel were the largest contributors, and we expect retail growth to be a meaningful source of Adjusted EBITDA1 and cash flow growth into 2027.”

Q3 2026 Financial Overview
Net revenue totaled $130.0 million for Q3 2026, an increase of 3.1% sequentially from $126.1 million in Q2 2026 and an increase of 4.2% from $124.7 million in Q3 2025.
Retail revenue, including new store and partner contributions, was $97.8 million, a 5.5% sequential increase, driven by new store openings, while the Company’s same-store portfolio followed typical third-quarter seasonality.
Third-party wholesale revenue was $32.2 million, a decrease of 3.6% sequentially, driven primarily by the work stoppage at the Company’s Barry, Illinois facility, which affected deliveries for the month of July, along with lower pricing, partially offset by higher volume.
Q3 2026 gross profit was $53.1 million, or 40.8% of revenue, as compared to $45.5 million, or 36.1% of revenue, in Q2 2026. Adjusted Gross Profit1 was $62.9 million, or 48.4% of revenue, for Q3 2026, up 220-basis points sequentially, driven by a higher mix of retail sales and benefits from operating leverage that were partially offset by continued price compression.
Net loss for Q3 2026 was $28.0 million. Comparatively, net loss was $9.8 million in Q2 2026 and reflected a one-time benefit related to a $14.8 million release from the Company’s reserve for uncertain tax positions.
Adjusted EBITDA1 was $31.1 million in Q3 2026, compared to $29.1 million in Q2 2026, with an Adjusted EBITDA Margin1 of 23.9%, an increase of 80-basis points sequentially. The increase was consistent with growth in net revenue and Adjusted Gross Profit1.
Balance Sheet and Cash Flow
As of September 30, 2026, cash and cash equivalents were $63.6 million and Net Debt4 was $260.4 million. Net cash provided by operating activities was $5.4 million in Q3 2026, inclusive of the Company’s $19.1 million semi-annual interest payment made in July, and Free Cash Flow5 was $2.7 million. Capital expenditures totaled $4.8 million in Q3 2026 and $15.7 million year-to-date, and full-year 2026 capital expenditures are expected to be approximately $20 million.
Outlook
For the fourth quarter of 2026, the Company anticipates a 1 to 2% increase in revenue and Adjusted EBITDA Margin1 is expected to be consistent with Q3 2026.
(1)    Measure is a non-GAAP financial measure. Please see “Non-GAAP Financial Information and Definitions” below and “Reconciliations of Non-GAAP Financial Measures (Unaudited)” at the end of this press release.
(2)    Includes both Company owned and partner owned and operated locations, as of November 12, 2026.
(3)    Source: BDSA, reflecting AWH’s share across Illinois, New Jersey, and Massachusetts combined in Q3 2026.
(4)    Net Debt is a non-GAAP financial measure defined as total debt, net of unamortized deferred financing costs of ~$324.0 million, less cash and cash equivalents of $63.6 million as of September 30, 2026. Please see “Non-GAAP Financial Information and Definitions” below.
(5)    Free Cash Flow is a non-GAAP financial measure defined as cash flows from operating activities of $5.4 million less capital expenditures of $2.7 million, which represents total additions to capital assets excluding $2.1 million related to new store builds. Please see “Non-GAAP Financial Information and Definitions” below.

Earnings Conference Call
The Company will hold a conference call today, Thursday, November 12, 2026, at 5:00 p.m. ET, to discuss its Q3 2026 results.
The call can be accessed by dialing 1-888-699-1199, and a live audio webcast will be available at this link. The webcast will also be archived for replay via the Investor Relations section of the AWH website at https://investors.awholdings.com. A telephone replay will be available by calling 1-888-660-6345 with replay code 05012 until midnight ET on Thursday, November 19, 2026.
About Ascend Wellness Holdings, Inc.
AWH is a vertically integrated cannabis operator with assets in Illinois, Maryland, Massachusetts, Michigan, New Jersey, Ohio, and Pennsylvania. AWH owns and operates state-of-the-art cultivation facilities, growing award-winning strains and producing a curated selection of products for retail and wholesale customers. AWH produces and distributes its in-house Ozone, Simply Herb, High Wired, Honor Roll, Royale, and Effin’ branded products. For more information about AWH, visit www.awholdings.com.
Additional information relating to the Company’s Q3 2026 results can be found on the Investor Relations section of AWH’s website at https://investors.awholdings.com, the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) at www.sec.gov and Canada’s System for Electronic Document Analysis and Retrieval Plus (“SEDAR+”) at www.sedarplus.ca.
Non-GAAP Financial Information and Definitions
This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission (“SEC”). Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release or in other information contained herein. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.
Adjusted EBITDA/Margin and Adjusted Gross Profit/Margin are non-GAAP financial measures. Please see “Reconciliations of Non-GAAP Financial Measures (Unaudited)” at the end of this release.
We define Net Debt as total debt, net of unamortized deferred financing costs, less cash and cash equivalents, which components are disclosed in the Company’s Selected Condensed Consolidated Balance Sheet Information (Unaudited) included in the financial schedules attached to this press release under the captions “Current portion of debt, net,” “Long-term debt, net,” and “Cash and cash equivalents.” We believe this measure is an important indicator of the Company’s ability to service its long-term debt obligations. This non-GAAP financial measure should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or liquidity and may not be comparable to similarly titled measures provided by other companies.

We define Free Cash Flow as “Net cash provided by operating activities” net of “Additions to capital assets” which are disclosed in the Company’s Selected Condensed Consolidated Cash Flow Information (unaudited) included in the financial schedules attached to this press release, adjusted for spending related to new store builds. We use Free Cash Flow measures, among other measures, to evaluate the Company’s liquidity and its ability to generate cash flow. We believe that this is a meaningful financial measure to investors because it provides a view of the Company’s liquidity after deducting capital expenditures, which are considered to be a necessary component of ongoing operations. This non-GAAP financial measure should not be considered in isolation of, or as a substitute for, net cash provided by operating activities and may not be comparable to similarly titled measures provided by other companies.

Cautionary Note Regarding Forward-Looking Information
This news release contains forward-looking information and forward-looking statements (collectively, “forward-looking statements”) within the meaning of applicable U.S. and Canadian securities laws, which may include, but are not limited to, the plans, intentions, expectations, estimates, and beliefs of the Company. Words such as “expects”, “continue(s)”, “may”, “will”, “anticipates”, “believes”, “estimates”, “plans”, “projects”, “outlook”, “guidance”, and “intends” or similar expressions are intended to identify forward-looking statements. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected revenue, expectations regarding production capacity, anticipated capital expenditures, expansion, profit, product demand, margins, costs, cash flows, sources of capital, growth rates, potential acquisitions, closing dates for transactions, regulatory approvals, future facility openings, and future financial and operating results are forward-looking statements.
Forward-looking statements in this press release also include, without limitation, statements regarding the Company’s outlook for the fourth quarter of 2026 and anticipated full-year 2026 capital expenditures, the anticipated timing and outcome of the DEA’s adult-use cannabis rescheduling proceeding and related federal hemp redefinition, the Company’s DEA registration applications, the timing and implementation of the reverse stock split and planned uplisting to a major U.S. exchange, the anticipated closing of the Company’s pending acquisition in Massachusetts and related regulatory approvals, anticipated store openings in the Company’s New Jersey pipeline, the anticipated timing and markets of the Company’s Canadian brand licensing arrangement, and the potential impact of the foregoing on the Company’s operations and tax positions (including under Section 280E of the Internal Revenue Code).
We caution investors that any such forward-looking statements are based on the Company’s current projections and expectations about future events and financial trends, the receipt of all required regulatory and stockholder approvals, and on certain assumptions, estimates, and analysis made by the Company in light of the experience of the Company and its perception of historical trends, current conditions, and expected future developments and other factors that management believes are appropriate, including, with respect to statements regarding rescheduling and uplisting, assumptions about the timing and final form of any such developments.

Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein. Such factors include, without limitation, the risks and uncertainties identified in the Company’s most recently filed Annual Report on Form 10-K, as updated in subsequently filed Quarterly Reports on Form 10-Q, as applicable, and in the Company’s other reports and filings with the applicable Canadian securities administrators on its profile on SEDAR+ at www.sedarplus.ca and the SEC on its profile on EDGAR at www.sec.gov. Readers are cautioned that the foregoing list of factors is not exhaustive. Although the Company believes that any forward-looking statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such statements, there can be no assurance that any such forward-looking statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking statements. Any forward-looking statements herein are made as of the date hereof, and except as required by applicable laws, the Company assumes no obligation and disclaims any intention to update or revise any forward-looking statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward-looking statements herein, whether as a result of new information, future events or results, or otherwise, except as required by applicable laws. No securities regulator nor the Canadian Securities Exchange has reviewed, approved, or disapproved the content of this press release.
Company Contact:
Frank Perullo
Founder, President & Director
IR@awholdings.com
(646) 661-7600

Investor Relations & Media Inquiries:
MATTIO Communications
AWH@mattio.com
IR@awholdings.com

ASCEND WELLNESS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2026	2025	2026	2025
Revenue, net	$130,019	$124,734	$373,070	$380,035
Cost of goods sold	(76,930)	(81,133)	(229,608)	(255,481)
Gross profit	53,089	43,601	143,462	124,554
Operating expenses
General and administrative expenses	48,589	44,926	131,136	124,395
Operating profit (loss)	4,500	(1,325)	12,326	159

Other (expense) income
Interest expense	(21,977)	(12,562)	(63,031)	(35,810)
Other income, net	59	341	174	1,302
Total other expense, net	(21,918)	(12,221)	(62,857)	(34,508)
Loss before income taxes	(17,418)	(13,546)	(50,531)	(34,349)
Income tax expense	(10,533)	(12,279)	(16,719)	(35,141)
Net loss	$(27,951)	$(25,825)	$(67,250)	$(69,490)

Net loss per share attributable to Class A and Class B common stockholders — basic and diluted	$(0.14)	$(0.13)	$(0.33)	$(0.34)
Weighted-average common shares outstanding — basic and diluted	203,234	202,970	202,897	203,943

ASCEND WELLNESS HOLDINGS, INC.
CONDENSED CONSOLIDATED CASH FLOWS INFORMATION (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
Net cash provided by (used in) operating activities	$5,429	$(2,003)	$8,469	$21,737
Cash flows from investing activities
Additions to capital assets	(4,791)	(6,449)	(15,749)	(19,115)
Investments in notes receivable	—	(285)	—	(285)
Proceeds from collection of notes receivable	—	4,181	3,027	4,345
Proceeds from sale of assets	—	—	1,000	27
Payments for acquisition of businesses and related deposits, net of cash acquired	(2,470)	(5,984)	(11,230)	(9,445)
Purchase of intangible assets	(1,300)	(4,000)	(3,450)	(4,500)
Net cash used in investing activities	(8,561)	(12,537)	(26,402)	(28,973)
Cash flows from financing activities
Proceeds from issuance of debt	—	9,345	—	72,412
Repayments of debt	(45)	(1,627)	(137)	(61,962)
Debt issuance costs	—	(102)	—	(462)
Repayments under finance leases	(211)	(548)	(730)	(1,395)
Taxes withheld under equity-based compensation plans, net	—	—	(346)	—
Repurchase of common stock	—	(586)	—	(1,580)
Proceeds from the exercise of stock options	13	60	40	60
Payment of contingent consideration	—	—	(2,945)	(819)
Net cash (used in) provided by financing activities	(243)	6,542	(4,118)	6,254
Net decrease in cash, cash equivalents, and restricted cash	(3,375)	(7,998)	(22,051)	(982)
Cash, cash equivalents, and restricted cash at beginning of period	67,000	95,270	85,676	88,254
Cash, cash equivalents, and restricted cash at end of period	$63,625	$87,272	$63,625	$87,272

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in thousands)	September 30, 2026	December 31, 2025
Cash and cash equivalents	$63,625	$85,676
Inventory	82,794	84,707
Other current assets	34,772	38,566
Property and equipment, net	376,015	382,402
Operating lease right-of-use assets	47,851	47,063
Intangible assets, net	191,456	196,072
Goodwill	71,129	58,453
Other non-current assets	12,157	14,990
Total Assets	$879,799	$907,929

Current portion of debt, net	$29,336	$10,368
Other current liabilities	86,978	98,641
Long-term debt, net	294,723	291,104
Operating lease liabilities, non-current	61,065	60,546
Finance lease liabilities and other lease financing liabilities, non-current	269,778	261,913
Other non-current liabilities	250,327	231,974
Total stockholders’ deficit	(112,408)	(46,617)
Total Liabilities and Stockholders’ Deficit	$879,799	$907,929

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
We define “Adjusted Gross Profit” as gross profit excluding non-cash inventory costs, which include depreciation and amortization included in cost of goods sold, equity-based compensation included in cost of goods sold, and other non-cash inventory adjustments. We define “Adjusted Gross Profit Margin” as Adjusted Gross Profit as a percentage of net revenue. Our “Adjusted EBITDA” is a non-GAAP measure used by management that is not defined by GAAP and may not be comparable to similar measures presented by other companies. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of net revenue. Management calculates Adjusted EBITDA as the reported net loss, adjusted to exclude: income tax expense, other (income) expense, interest expense, depreciation and amortization, depreciation and amortization included in cost of goods sold, non-cash inventory adjustments, equity-based compensation, equity-based compensation included in cost of goods sold, start-up costs, start-up costs included in cost of goods sold, transaction-related and other non-recurring expenses, gain or loss on sale of assets, and litigation settlement, as applicable. Accordingly, management believes that Adjusted EBITDA provides meaningful and useful financial information, as this measure demonstrates the operating performance of the business. The tables below provide reconciliations of these non-GAAP measures to the most comparable U.S. GAAP financial measure. Non-GAAP financial measures may be considered in addition to the results prepared in accordance with U.S. GAAP, but they should not be considered a substitute for, or superior to, U.S. GAAP results. The Company’s presentation of these financial measures may not be comparable to similar non-GAAP measures used by other companies. These financial measures are intended to provide additional information to investors regarding the Company’s performance.
The following table presents Adjusted Gross Profit for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2026	2025	2026	2025
Gross Profit	$53,089	$43,601	$143,462	$124,554
Depreciation and amortization included in cost of goods sold	9,237	6,928	27,837	25,209
Equity-based compensation included in cost of goods sold	335	329	1,370	1,631
Non-cash inventory adjustments(1)	219	6,967	2,429	13,883
Adjusted Gross Profit	$62,880	$57,825	$175,098	$165,277
Adjusted Gross Profit Margin	48.4%	46.4%	46.9%	43.5%
(1)Consists of write-offs of expired products, obsolete packaging, and net realizable value adjustments related to certain inventory items.

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
The following table presents Adjusted EBITDA for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2026	2025	2026	2025
Net loss	$(27,951)	$(25,825)	$(67,250)	$(69,490)
Income tax expense	10,533	12,279	16,719	35,141
Other income, net	(59)	(341)	(174)	(1,302)
Interest expense	21,977	12,562	63,031	35,810
Depreciation and amortization	20,206	16,771	59,540	53,001
Non-cash inventory adjustments(1)	219	6,967	2,429	13,883
Equity-based compensation	659	806	1,985	2,610
Start-up costs(2)	3,543	4,092	9,987	8,708
Transaction-related and other non-recurring expenses(3)	2,012	3,783	438	8,251
(Gain) loss on sale of assets	—	—	(137)	55
Adjusted EBITDA	$31,139	$31,094	$86,568	$86,667
Adjusted EBITDA Margin	23.9%	24.9%	23.2%	22.8%
(1)Consists of write-offs of expired products, obsolete packaging, and net realizable value adjustments related to certain inventory items.
(2)One-time costs associated with acquiring real estate, obtaining licenses and permits, and other costs incurred before commencement of operations at certain locations, as well as incremental expenses associated with the expansion of activities at our cultivation facilities that are not yet operating at scale, other expenses resulting from delays in regulatory approvals, and other related one-time or non-recurring expenses, as applicable. The three and nine months ended September 30, 2026 includes $2,477 and $7,317, respectively, of unallocated overhead expenses at certain cultivation facilities resulting from a rebalancing of overhead expenses from cost of goods sold to general and administrative expenses based on overhead allocations relative to production output at those locations, compared with $3,580 and $6,693 during the three and nine months ended September 30, 2025, respectively.
(3)Other non-recurring expenses including legal and professional fees associated with litigation matters, potential acquisitions, other regulatory matters, and other reserves or one-time expenses, including certain non-recurring professional fees associated with certain strategic initiatives. The three and nine months ended September 30, 2026 include $725 of severance. The three and nine months ended September 30, 2026 include $37 and $314, respectively, related to property development expense write-offs, and the nine months ended September 30, 2026 includes a net reduction related to acquisition-related earn-out fair value adjustments of approximately $4,953. The nine months ended September 30, 2025 include approximately $700 of expenses associated with our May 2025 term loans and approximately $400 of expenses associated with our January 2025 term loans. The three and nine months ended September 30, 2025 also include approximately $170 and $270, respectively, of fair value adjustments associated with acquisition earn-outs.